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                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------


        AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), made as of the 30th day of June, 2001 (the "Effective Date"), between Plains All American GP LLC, a Delaware limited liability company (the "Company"), and Greg L. Armstrong ("Employee").

                             W I T N E S S E T H:
                             --------------------

        WHEREAS, Plains Resources Inc. ("Plains Resources") and the Employee entered into that certain Employment Agreement dated as of March 1, 1993 (as amended by Board resolutions dated May 23, 1996, the "Original Agreement");

        WHEREAS, on May 8, 2001, Plains All American Inc. assumed all obligations under the Original Agreement;

        WHEREAS, the Company desires to assume all obligations under the Original Agreement; and

        WHEREAS, the Company and the Employee desire to amend and restate the Original Agreement in accordance with the terms set forth herein.

        NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to assume all of the obligations under the Original Agreement and the Company and the Employee do hereby agree as follows:

        1.  Employment and Term of Employment.  The Company hereby employs the
            ----------------------------------
Employee, and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein. Subject to the provisions of Sections 7 and 8, the term of this Agreement shall be for an initial period of three years from the date hereof. The term of this Agreement shall automatically be extended by one year on the first anniversary of the Effective Date and again for successive one-year periods on each anniversary of the Effective Date thereafter; provided;
                                                                       --------
that the Employee has not received (during the period not more than 90 days prior to nor less than 60 days prior to the relevant anniversary date) notice from the Chairman of the Compensation Committee that the Board of Directors has determined not to extend the term hereof (the initial three-year period and any extensions hereunder being hereinafter referred to as the "Term").

        2.  Position and Duties.  The Employee shall serve as the Chairman and
            --------------------
Chief Executive Officer of the Company, reporting only to the Board of Directors of the Company, and shall have supervision and control over and responsibility for, the general management and operation of the Company, and shall have such other powers and duties as may from time to time
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be prescribed by the Board of Directors, provided that such duties are consistent with the Employee's position. The Employee shall at all times hereunder remain a director of the Company. The Employee shall, during the Term of this Agreement, devote such of his entire working time, attention, energies and business efforts to his duties and responsibilities as Chairman and Chief Executive Officer of the Company as are reasonably necessary to carry out the duties and responsibilities generally appertaining to those offices. The Employee shall not, during the Term of this Agreement, engage in any other material business activity (regardless of whether such business activity is pursued for gain, profit or other pecuniary advantage) without the prior written approval of the Compensation Committee of the Board of Directors of the Company (which approval shall not be unreasonably withheld). Nothing in this Section 2 shall be deemed to restrict the Employee from investing his personal assets as a passive investor in the publicly traded securities of other companies.

        3.  Place of Performance.  Subject to such business travel from time to
            ---------------------
time as may be reasonably required in the discharge of his duties and responsibilities as Chairman and Chief Executive Officer, the Employee shall perform his obligations hereunder at the Company's principal place of business in Houston, Texas.

        4.  Compensation.
            -------------

            (a)  Base Salary.  Subject to the provisions of Section 7 and 8,
                 ------------
during the period of Employee's employment hereunder, the Company shall pay Employee an aggregate base salary at an annual rate which shall be determined from time to time by the Board of Directors of the Company or its Compensation Committee. Employee's initial base salary as of the date hereof, shall be $330,000 per annum. Such initial base salary as the same may be increased from time to time as provided herein shall be hereinafter referred to as the "Base Salary". The Base Salary shall be paid in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than semi-monthly), less required payroll deductions. The Base Salary shall be reviewed in January of each year and may be increased as of each January 1st to reflect Employee's performance and contribution, such increases, if any, to be in such amounts as the Board of Directors or any Committee shall determine is reasonable. During the Term of this Agreement, Employee's Base Salary shall not be reduced below its then-current rate unless the Board of Directors of the Company shall implement across-the-board salary reductions for all executive officers of the Company, in which event the Employee's Base Salary shall not, without his consent, be reduced to an amount which is less than the greater of (i) $280,500 or (ii) 85% of the Base Salary in effect immediately prior to such reduction. In addition to Base Salary, the Employee shall be entitled to receive such incentive compensation payments as the Board of Directors or its Compensation Committee may determine.

            (b)  Expenses.  During the Term of his employment hereunder, the
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Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Company) in performing services hereunder.

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            (c)  Fringe Benefits.  The Employee shall be entitled to participate
                 ----------------
in or receive benefits under any pension plan, profit-sharing plan, savings plan, stock option plan, life insurance, health-and-accident plan or arrangement made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans and arrangements. The Employee shall be entitled to prompt payment or reimbursement by the Company for monthly dues and Company-related charges at such social club or clubs where the Employee is a member and at such additional social clubs as may be approved during the Term of this Agreement by the Compensation Committee of the Board of Directors of the Company. Except for proceeds from key-man life insurance purchased and maintained by the Company for the purpose, among others, of funding its obligations to the Employee or his estate under Section 8, nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of compensation to the Employee hereunder.

            (d)  Working Facilities.  Company shall furnish Employee with a
                 -------------------
private office, secretary and such other facilities and services suitable to his position and adequate for the performance of his duties.

            (e)  Vacations. The Employee shall be entitled to the number of paid
                 ----------
vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than 15 business days in any calendar year (prorated in any calendar year during which the Employee is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). All such vacation days shall accumulate from calendar year to calendar year during the Term of this Agreement (or any predecessor or successor contracts) in the event that the Employee shall be unable to utilize the full allotment to which he may become entitled in any calendar year. The Employee shall also be entitled to all other paid holidays given by the Company to its senior executive officers.

        5.  Offices.  The Employee agrees to serve without additional
            --------
compensation, if elected or appointed thereto, in one or more offices or as a director of any of the Company's subsidiaries, provided, however, that the Employee shall not be required to serve as an officer or director of any subsidiary if such service would expose him to adverse financial consequences.

        6.  Confidential Information; Unauthorized Disclosure.  During the
            --------------------------------------------------
period of his employment hereunder and for the period ending five years following the termination of employment, the Employee shall not, without the written consent of the Board of Directors or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an executive of the Company, any confidential information obtained by him while in the employ of the Company with respect to the Company's business, including but not limited to technology, know-how, processes, maps, geological and

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geophysical data, and other proprietary information, the disclosure of which he knows or should know will be damaging to the Company; provided however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Employee), any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company, or any information which the Employee may be required to disclose by any applicable law, order, or judicial or administrative proceeding.

        7.  Termination.
            ------------

            (a)  Death.  The Employee's employment hereunder shall terminate
                 ------
upon his death.

            (b)  Disability. If, as a result of the Employee's incapacity due to
                 -----------
physical or mental illness, the Employee shall have been absent from his duties hereunder on a full time basis for twelve consecutive months, and, within 30 days after Notice of Termination is given, shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Employee's employment hereunder.

            (c)  Cause.  The Company may terminate the Employee's employment
                 ------
hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder only upon (i) the willful engaging by the Employee in gross misconduct, or (ii) the nonappealable conviction of the Employee of a felony involving moral turpitude. For purposes of this paragraph, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Company or otherwise likely to result in no material injury thereto. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of the Board of Directors at a meeting duly called and held for the purpose (after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct set forth above in clause (i) or (ii) and specifying the particulars thereof in detail.

            (d)  Termination by the Employee.  The Employee may terminate his
                 ----------------------------
employment hereunder (i) for Good Reason, provided that a Notice of Termination shall have been given by the Employee to the Company within 90 days following the occurrence of the event constituting such Good Reason, (ii) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, or
(iii) at any time by giving three months' written notice to the Company of his intention to terminate. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following circumstances: (A) any removal of the Employee from, or any failure to re-elect the Employee to, the positions indicated in Section 2 hereof, except in connection with

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termination of the Employee's employment for Cause, or (B) a reduction in the
Employee's rate of Base Salary other than as permitted by Section 4(a), a material reduction in the Employee's fringe benefits, or any other material failure by the Company to comply with Section 4 hereof, or (C) failure of the Company to obtain the express assumption of and the agreement to perform this Agreement by any successor as contemplated in Section 9 hereof, or (D) a Change in Control of the Company. A "Change in Control of the Company" shall conclusively be deemed to have occurred on the date when (i) any person (other than Plains Resources Inc. or its wholly owned subsidiaries), including any partnership, limited partnership, syndicate or other group deemed a "person" for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the membership interest in the Company or (ii) the persons who own membership interests in the Company on the date hereof cease to beneficially own, directly or indirectly, more than 50% of the membership interest in the Company.

          (e)  Notice of Termination.  Any termination by the Company pursuant
               ----------------------
to subsection (b) or (c) above or by the Employee pursuant to subsection (d) above shall be communicated by written Notice of Termination to the other party hereto. For purposes of the Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

          (f)  Date of Termination.  The "Date of Termination" shall mean (i) if
               --------------------
the Employee's employment is terminated by his death, the date of his death,
(ii) if the Employee's employment is terminated pursuant to subsection (b) above, 30 days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (iii) if the Employee's employment is terminated pursuant to subsection (c) or (d)(iii) above, the date specified in the Notice of Termination, and (iv) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

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        8.  Compensation Upon Termination or During Disability.
            ---------------------------------------------------

            (a) If the Employee's employment shall be terminated by reason of his death, the Company shall pay to such person as the Employee shall designate in a notice filed with the Company, or, if no such person shall be designated, to his estate as a lump sum death benefit, an amount equal to (i) the sum of (A) the highest annual rate at which his Base Salary hereunder was paid prior to the date of death plus (B) the highest annual bonus paid or payable for any of the three years prior to the date of death, multiplied by (ii) the lesser of (A) two or (B) the number of days remaining in the Term of this Agreement divided by
360. So long as the Employee is employed hereunder, subject to availability at a cost which does not reflect any abnormal health or other risks, the Company shall purchase and maintain insurance on the life of the Employee with death benefits thereunder payable to the Employee's designated beneficiary or estate which are at least equal to the death benefit provided for in the preceding sentence. Such death benefit shall be exclusive of and in addition to any payments the Employee's widow, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan maintained by the Company for its executive officers generally.

            (b) During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his full Base Salary at the rate in effect prior to the date of such incapacity until the Date of Termination if the Employee's employment is terminated pursuant to Section 7(b) hereof.

            (c) If the Employee's employment shall be terminated for Cause as provided in Section 7(c) hereof, the Company shall pay the Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further payment obligations to the Employee under this Agreement.

            (d) If the Company shall terminate the Employee's employment other than pursuant to Sections 7(a), 7(b) or 7(c) hereof or if the Employee shall terminate his employment pursuant to Section 7(d)(i) or 7(d)(ii) hereof, then

                 (i) the Company shall pay the Employee his full Base Salary plus any accumulated vacation pay through the Date of Termination at the rate in effect at the time Notice of Termination is given; and

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                 (ii) in lieu of any further payments to the Employee for
periods subsequent to the Date of Termination, the Company shall make a severance payment to the Employee not later than the tenth business day following the Date of Termination, in a lump sum amount equal to (A) the sum of
(x) the highest annual rate at which his Base Salary hereunder was paid prior to the Date of Termination plus (y) the highest annual bonus paid or payable for any of the three years prior to the Date of Termination, multiplied by (B) the lesser of (x) two or (y) the number of days remaining in the Term of this Agreement divided by 360; provided, however, that if the Employee shall terminate his employment upon a Change in Control of the Company pursuant to clause (D) of Section 7(d)(i), then such lump sum amount shall equal three times the aggregate of (x) the highest annual rate at which the Employee's Base Salary was paid prior to Date of Termination plus (y) the highest amount of any annual bonus paid or payable to the Employee during the three years prior to the Date of Termination.

The Employee shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise.

            (e) If the Employee terminates this Agreement pursuant to Section 7(d)(iii) hereof, the Employee shall receive his full Base Salary through the Date of Termination including any accrued vacation days at the rate then in effect and the Company shall have no further payment obligations to the Employee under this Agreement.

            (f) Unless the Employee is terminated for Cause or the Employee's employment is terminated pursuant to Section 7(a) or 7(d)(iii) hereof, the Employee shall be entitled to continue to participate, for a period which is the lesser of two years from the Date of Termination or the remaining Term of this Agreement, in such health-and-accident plan or arrangement as is made available by the Company to its executive officers generally. The Employee shall not be entitled to participate in any other employee benefit plan or arrangement of the Company following the Date of Termination except as expressly provided by the terms of any such plan.

            (g) The Company will reimburse the Employee for the Federal excise tax, if any, which is due pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, on the compensation payments (but not this reimbursement payment) described in this Agreement.

        9.  Successors; Binding Agreement.
            ------------------------------

            (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to

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hereunder if he had terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

        10. Indemnification.  The Company shall, to the fullest extent
            ----------------
permitted by law, indemnify and hold harmless the Employee against any loss, liability, claim, damage and expense, including the cost of defense, incurred in the course of the Employee's employment hereunder. The Company's liability hereunder shall be reduced by the amount of insurance proceeds paid to or on behalf of the Employee with respect to an event giving rise to indemnification hereunder. This indemnification shall survive the death or other termination of employment of the Employee and the termination of this Agreement. Any legal fees incurred by the Employee in the enforcement of this or any other provision of this Agreement shall be promptly reimbursed by the Company as the same are incurred.

        11. Survival.  The provisions of Sections 6, 8, and 10 shall survive the
            ---------
termination of employment of the Employee. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement.

        12. Notice.  For the purpose of this Agreement, notices and all other
            -------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the parties at their addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith except that notices of change of address shall be effective only upon receipt.

             If to the Company:

             Plains All American GP LLC
             333 Clay Street
             Houston, Texas 77002
             Attention: General Counsel

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             If to the Employee:

             Greg L. Armstrong
             3230 Rustic Villa Dr.
             Kingwood, Texas 77345

        13.  Miscellaneous.  No provisions of this Agreement may be modified,
             --------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas. Any vote or other action hereunder by the Board of Directors of the Company shall be taken without the participation of the Employee, and such vote or action shall be taken by a majority of the directors, other than the employee, then in office.

        14.  Entire Agreement.  This Agreement contains the entire understanding
             -----------------
of the parties in respect of its subject matter and supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter and supersedes all subsequent agreements or understandings between the parties with respect to all employee benefit plans and arrangements in effect on the date hereof or hereafter adopted to the extent that such plans or arrangements conflict with the terms of this Agreement.

        15.  Validity.  The invalidity or unenforceability of any provision or
             ---------
provisions of this Agreement shall not affect the validity or enforceability of any provision of this Agreement, which shall remain in full force and effect.

        16.  Headings.  The headings contained in this Agreement are for
             ---------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 PLAINS ALL AMERICAN GP LLC


                                 By:  /s/ Tim Moore
                                      -----------------------------------
                                         Tim Moore
                                 Title:  Vice President
                                      -----------------------------------


                                 GREG L. ARMSTRONG


                                 /s/ Greg L. Armstrong
                                 ----------------------------------------
                                 Employee

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